POWER OF ATTORNEY FOR SECTION 16 FILINGS KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned director, officer or beneficial owner (the “Grantor”) of Crane NXT, Co. (the “Company”), a Delaware corporation, does hereby make, constitute and appoint the General Counsel (including Paul Igoe), the Deputy General Counsel, the Associate General Counsel(s), the Assistant General Counsel(s) (including Justine Bensussen) and the Executive Assistant to the General Counsel (including Arianne Edinger) of the Company (collectively, the “Agents”), each acting alone, as the true and lawful attorney-in-fact and agent of the Grantor with full power and authority to do any and all acts necessary or desirable to (i) comply with the reporting obligations of Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”), and any amendments thereto, including but not limited to, the power to sign, file, and execute on behalf of the Grantor all forms, reports, and documents required to be filed with the Securities and Exchange Commission (the “SEC”) pursuant to Section 16(a) of the Exchange Act and (ii) obtain and maintain credentials, including through the submission of any Form ID, amended Form ID or passphrase update application, to enable the Grantor, directly or indirectly including through a delegated entity, account administrator or other designated filing agent, to submit and file information and documents via the SEC’s Electronic Data Gathering and Retrieval (“EDGAR”) system or successor EDGAR Next, including identification codes, verification codes, passwords and password management codes, and any related annual certifications or confirmations, and to act as the Grantor’s agent for such purpose. This Power of Attorney is granted to the Agents for the purposes described above, and is limited to the extent described above. The Agents are not authorized to take any action other than as specifically provided for in this Power of Attorney. The Grantor hereby ratifies and confirms all that the Agents lawfully do or cause to be done by virtue of this Power of Attorney. This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 (including any amendments) thereto with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to each of the foregoing attorneys-in-fact. This Power of Attorney supersedes any prior power of attorney in connection with the undersigned’s capacity as an officer and/or director of the Company. This Power of Attorney shall expire as to any individual attorney-in-fact if such attorney-in-fact ceases to be employed with the Company. This Power of Attorney is binding upon the Grantor's heirs, executors, administrators, successors and assigns. IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of __________________________. __________________________ Jeong Kim Docusign Envelope ID: DAD2169D-A288-8A19-815A-19E48AEC8058 10/8/2026